UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2024

Spruce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39594	81-2154263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 740 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 655-4168

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 4, 2024, Spruce Biosciences, Inc. (the “Company”) issued a press release providing a corporate update that included updates on its clinical programs, anticipated upcoming milestones, and an estimate that its cash and cash equivalents as of December 31, 2023 were approximately $96 million. This amount is unaudited and preliminary and is subject to completion of financial closing procedures. Additional information and disclosure would be required for a more complete understanding of the Company’s financial position and results of operations as of December 31, 2023. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

All of the information furnished in this Item 2.02 and Item 9.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

On January 5, 2024, the Company issued a press release reporting baseline characteristics of patients enrolled in the Company’s Phase 2b CAHmelia-203 and CAHmelia-204 clinical trials of tildacerfont for the treatment of adult classic congenital adrenal hyperplasia (“CAH”). A copy of the press release is furnished as Exhibit 99.2 hereto.

All of the information furnished in this Item 7.01 and Item 9.01 (including Exhibit 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

As noted in Item 7.01, on January 5, 2024, the Company issued a press release reporting baseline characteristics of patients enrolled in the Company’s Phase 2b CAHmelia-203 and CAHmelia-204 clinical trials of tildacerfont for the treatment of adult classic CAH:

CAHmelia Adult Classic CAH Program Baseline Characteristics

Study Characteristics	CAHmelia-203 (N = 96)	CAHmelia-204 (N = 98)[1]
Male/Female (Proportion of Total Subjects)	47% Male 53% Female	47% Male 53% Female
Average Age Age Ranges	32 Years Old (18 – 65 Years Old)	33 Years Old (18 – 64 Years Old)
Average Baseline Glucocorticoid (GC) Dose[2]	27 mg/day (14 mg/m2/day)	35 mg/day (19 mg/m2/day)
Average Baseline Androstenedione (A4) Level[3]	1,149 ng/dL	214 ng/dL
Body Mass Index (BMI)	50% Obese (BMI ≥ 30 kg/m2)	53% Obese (BMI ≥ 30 kg/m2)

1 Patients enrolled as of December 20, 2023. Final enrollment is anticipated to be completed in January 2024 and projected between 98 and 100 patients.

2 In hydrocortisone equivalents (HCe)

3 Pre-GC dose.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the results, conduct, progress and timing of the Company’s clinical trials. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they prove incorrect or do not fully materialize, could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to: topline data may not reflect the complete or final results of a particular study or trial, and are subject to change; the Company’s ability to advance, obtain regulatory approval of and ultimately commercialize its product candidates; the timing and results of preclinical and clinical trials; the risk that positive results in a clinical trial may not be replicated in subsequent trials or successes in early stage clinical trials may not be predictive of results in later stage trials and preliminary interim data readouts of ongoing trials may show results that change when such trials are completed; the Company’s ability to fund development activities and achieve development goals; the Company’s ability to protect its intellectual property; the direct and indirect impacts of geopolitical and macroeconomic events on the Company’s business; and other risks and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, its subsequently filed Quarterly Reports on Form 10-Q, and the other documents the Company files from time to time with the U.S. Securities and Exchange Commission (“SEC”). These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Spruce Biosciences, Inc., dated January 4, 2024.
99.2	Press Release of Spruce Biosciences, Inc., dated January 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPRUCE BIOSCIENCES, INC.

Date: January 8, 2024	By:	/s/ Samir Gharib
Samir Gharib
President and Chief Financial Officer